UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2023

AUGMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40890	83-3299164
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Sutter Street, Suite 1300, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 669-4885

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AUGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers

Election of Roderick H. O’Reilly to Board of Directors

On February 28, 2022 (the “Effective Date”), the board of directors (the “Board”) of Augmedix, Inc. (the “Company”) elected Mr. Roderick H. O’Reilly to serve as a Class II director, effective as of the Effective Date, with a term expiring at the Company’s 2025 annual meeting of stockholders or until his successor has been duly elected or appointed or until his earlier resignation or removal. Mr. O’Reilly will also serve as Non-Executive Chairman of the Board.

Mr. O’Reilly has spent more than 25 years in executive leadership, most recently as EVP and President of Change Healthcare’s Software and Analytics Division, and previously held numerous senior executive roles at McKesson Technology Solutions. He has led organizations that span providers, hospitals and payers, and that provide solutions focused on driving better clinical and financial outcomes.

Pursuant to the Non-Executive Chairman Agreement entered into between the Company and Mr. O’Reilly, dated as of the Effective Date, Mr. O’Reilly’s compensation for serving as a director and as Non-Executive Chairman of the Board consists of a cash fee in the amount of $125,000 per year and a stock option to purchase 370,000 shares of the Company’s common stock at an exercise price of $1.62 per share, with one-quarter of such option vesting on the one (1) year anniversary of the Effective Date, and the remainder vesting subsequently in thirty-six (36) equal monthly installments, subject to Mr. O’Reilly’s continuous service as Non-Executive Chairman of the Board. Such stock option was granted under the Company’s 2020 Equity Incentive Plan, as amended from time to time (the “Plan”). In addition, Mr. O’Reilly will be granted restricted stock units, with a grant date fair market value of $100,000, on the date of each annual stockholder meeting of the Company (the “Grant Date”), the entirety of which vests on the one (1) year anniversary of the applicable Grant Date, subject to Mr. O’Reilly’s continuous service as Non-Executive Chairman of the Board. Such restricted stock units are to be granted under the Plan.

The foregoing summary of the Non-Executive Chairman Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Non-Executive Chairman Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There were no arrangements or understandings between Mr. O’Reilly and any other persons pursuant to which Mr. O’Reilly was elected as a director. Neither Mr. O’Reilly nor any member of his immediate family has or had a direct or indirect interest in any transaction in which the Company or any of its subsidiaries is or was a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Mr. O’Reilly is furnished hereto as Exhibit 99.1.

The information set forth in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

On the Effective Date, in connection with the appointment of Mr. O’Reilly as Non-Executive Chairman of the Board, the Board appointed Laurie McGraw to serve as the new Lead Independent Director of the Company, whose responsibilities include among other matters presiding over executive sessions of the independent directors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Non-Executive Chairman Agreement between Augmedix, Inc. and Rod O’Reilly dated February 28, 2023.
99.1	Press release dated March 1, 2023.
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUGMEDIX, INC.

Dated: March 6, 2023	By:	/s/ Paul Ginocchio
Paul Ginocchio
Chief Financial Officer

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